As Filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

EDUCATION REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-1352180
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

Education Realty Trust, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Randall H. Brown
Education Realty Trust, Inc.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(Name and Address of Agent For Service)

(901) 259-2500
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
John A. Good, Esq.
Helen W. Brown, Esq.
Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
(901) 543-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	300,000 shares	$6.48	$1,944,000	$138.61

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Education Realty Trust, Inc. Employee Stock Purchase Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Established solely for purposes of determining the registration fee pursuant to provisions of Rule 457(h) under the Securities Act by averaging the high and low sale prices of the registrant’s common stock as reported by the New York Stock Exchange on June 25, 2010.

EXPLANATORY NOTE

Education Realty Trust, Inc., or the Company, has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register 300,000 shares of its common stock, par value $0.01 per share, or Common Stock, that are reserved for issuance under the Education Realty Trust, Inc. Employee Stock Purchase Plan, or the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, or the Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this registration statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, TN 38117, Attention: Corporate Secretary; Telephone number (901) 259-2500.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

The following documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, are incorporated by reference in this registration statement:

•           Annual Report on Form 10-K for the year ended December 31, 2009 (including portions of the Company’s definitive Proxy Statement for the 2010 Annual Meeting of Stockholders incorporated therein by reference);

•           Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•           Current Report on Form 8-K filed on January 12, 2010 (excluding the information furnished under Item 7.01 and Exhibit 99.1);

•           Current Report on Form 8-K filed on February 2, 2010 (excluding the information furnished under Item 7.01 and Exhibit 99.1);

•           Current Report on Form 8-K filed on February 17, 2010 (excluding the information furnished under Item 7.01 and Exhibit 99.1);

•           Current Report on Form 8-K filed on April 14, 2010;

•           Current Report on Form 8-K filed on May 21, 2010;

•           Current Report on Form 8-K filed on June 2, 2010 (excluding the information furnished under Exhibit 99.1);

•           Current Report on Form 8-K filed on June 4, 2010; and

•           The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on January 25, 2005.

Except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission which is not deemed filed and not incorporated by reference in this registration statement, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the Company’s Common Stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Maryland law permits the Company to include in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages, except for liability resulting from (i) the actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action. The Company’s charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires a corporation unless its charter provides otherwise, which the Company’s charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not, and the Company will not, indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to, and the Company will, advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Company’s charter authorizes it to obligate the Company and the Company’s bylaws obligate the Company, to the fullest extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the Company and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

The Company’s bylaws also authorize it, subject to approval from its Board of Directors or a Committee thereof, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The partnership agreements of Education Realty Operating Partnership, LP, or Operating Partnership, and University Towers Operating Partnership, LP, or University Towers Partnership, provide that the Company, as general partner of the Operating Partnership and University Towers Partnership, and its officers and directors are indemnified to the fullest extent permitted by law.

The Company has entered into indemnification agreements with its executive officers and directors.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following is a list of exhibits to this registration statement:

4.1	Form of Certificate for Common Stock of Education Realty Trust, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on March 16, 2010)

5.1	Opinion of Venable LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP (filed herewith)

23.2	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of this registration statement)

99.1	Education Realty Trust, Inc. Employee Stock Purchase Plan (filed herewith)

Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

 (a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

 (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on June 30, 2010.

EDUCATION REALTY TRUST, INC.

By:	/s/ Randy Churchey
Randy Churchey
President, Chief Executive Officer and
Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Randy Churchey, Randall H. Brown and J. Drew Koester, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, including any post-effective amendments and any amendment pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy Churchey	President, Chief Executive Officer and Director	June 30, 2010
Randy Churchey	(Principal Executive Officer)

/s/ Randall H. Brown	Executive Vice President, Chief Financial Officer,	June 30, 2010
Randall H. Brown	Treasurer and Secretary (Principal Financial Officer)

/s/ J. Drew Koester	Vice President, Assistant Secretary and Chief	June 30, 2010
J. Drew Koester	Accounting Officer (Principal Accounting Officer)

/s/ Paul O. Bower	Chairman of the Board of Directors	June 30, 2010
Paul O. Bower

/s/ Monte J. Barrow	Director	June 30, 2010
Monte J. Barrow

/s/ William J. Cahill, III	Director	June 30, 2010
William J. Cahill, III

/s/ John L. Ford	Director	June 30, 2010
John L. Ford

/s/ Howard A. Silver	Director	June 30, 2010
Howard A. Silver

/s/ Wendell W. Weakley	Director	June 30, 2010
Wendell W. Weakley

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Form of Certificate for Common Stock of Education Realty Trust, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on March 16, 2010)

5.1	Opinion of Venable LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP (filed herewith)

23.2	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of this registration statement)

99.1	Education Realty Trust, Inc. Employee Stock Purchase Plan (filed herewith)